SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Preliminary Information Statement

Definitive Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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ORMAT TECHNOLOGIES, INC.

SCHEDULE 14(C) INFORMATION STATEMENT

ORMAT TECHNOLOGIES, INC.
6225 Neil Road, Suite 300
Reno, Nevada 89511

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A MEETING

December         , 2007

To our Stockholders:

We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, an action by written consent of the majority stockholders of Ormat Technologies, Inc., a Delaware corporation (the ‘‘Company’’, ‘‘Ormat’’, ‘‘we’’ or ‘‘us’’), taken on December 3, 2007 (the ‘‘Written Consent’’), which will be effective on or about December    , 2007.

The purpose of this Information Statement is to inform the holders of record of shares of common stock, par value $0.001 per share (the ‘‘Common Stock’’) as of the close of business on the record date, December 3, 2007, that our Board of Directors (the ‘‘Board’’) has approved and recommended, and a majority of our stockholders have consented to, the issuance of 693,750 shares of Common Stock to our parent company, Ormat Industries Ltd., at a price of $48.02 per share (for an aggregate purchase price of $33.3 million) (the ‘‘Share Issuance’’).

We requested stockholder consent to comply with New York Stock Exchange (‘‘NYSE’’) requirements that an issuer of listed securities to obtain prior stockholder approval of an issuance of shares of common stock to a related party in an aggregate amount greater than 1% of an issuer’s outstanding shares of common stock or one percent of the voting power outstanding before the issuance.

The details of the Share Issuance and other important information are set forth in the accompanying Information Statement. The Board has unanimously approved the Share Issuance, which is expected to become effective on or about December         , 2007.

The stockholder action by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. On such basis, in order to eliminate the costs and management time involved in holding a special meeting, the stockholders holding a majority of the outstanding shares of Common Stock entitled to vote approved the Share Issuance.

No other vote or stockholder action is required.

This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and the rules thereunder solely for the purpose of informing stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective twenty (20) calendar days following the date this Information Statement is sent or given to the Company’s stockholders, or as soon thereafter as is reasonably practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,
/s/ YEHUDIT BRONICKI
Yehudit Bronicki Chief Executive Officer
Reno, Nevada
December , 2007

INFORMATION STATEMENT
(PRELIMINARY)

ORMAT TECHNOLOGIES, INC.
6225 Neil Road, Suite 300
Reno, Nevada 89511

GENERAL INFORMATION

This Information Statement is being mailed or furnished on or about December        , 2007 to all stockholders of record as of December 3, 2007 (the ‘‘Record Date’’). All matters contained in this Information Statement will not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’).

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Exchange Act to the holders of the Common Stock of the Company (the ‘‘Stockholders’’) to notify such Stockholders that on December 3, 2007, the Company received a written consent in lieu of a meeting of stockholders from our parent company, Ormat Industries Ltd., which holds 59.63% of the total issued and outstanding shares of capital stock of the Company (the ‘‘Majority Shareholder’’) as of such date approving the issuance to it of 693,750 shares of Common Stock (the ‘‘Share Issuance’’).

The Share Issuance will be at a purchase price of $48.02 per share (for an aggregate purchase price of approximately $33.3 million), in accordance with a subscription agreement dated December 3, 2007 between the Company and Ormat Industries Ltd. The purchase price per share represents the New York Stock Exchange (‘‘NYSE’’) closing price on December 3, 2007 minus a 5% discount as described below. Following the Share Issuance, Ormat Industries Ltd. will hold 24,450,000 shares, representing approximately 60.29% of the issued and outstanding Common Stock of the Company (based on the number of shares of Common Stock outstanding on December 3, 2007).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DESCRIPTION OF THE SHARE ISSUANCE

Background

This Share Issuance follows the Company’s recent sale of 3,000,000 shares of Common Stock to Lehman Brothers Inc. for resale in a public offering, and the Company’s prior unregistered sale of 381,254 shares to Ormat Industries Ltd. in a transaction complying with the requirements of Regulations under the Security Act of 1933, as amended (the ‘‘Securities Act’’).

Recent Public Offering of Shares

On October 23, 2007, the Company entered into an amended and restated underwriting agreement with Lehman Brothers Inc. (the ‘‘Underwriter’’) relating to the sale to the Underwriter of 3,000,000 shares of the Company’s common stock, par value $0.001 per share, for resale by the Underwriter in a public offering. The Underwriter agreed to purchase the shares from the Company pursuant to the amended and restated underwriting agreement at a price of $45.90 per share. The net proceeds to the Company after deducting the underwriting discounts and commissions and estimated offering expenses were approximately $137.4 million.

The shares were offered and sold to the public under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-131064). The offering closed on October 26, 2007.

Prior Unregistered Sale of Shares to Ormat Industries Ltd.

On October 22, 2007, the Company entered into a subscription agreement with its parent company, Ormat Industries Ltd., relating to an unregistered sale of 1,105,004 shares of the Company’s Common Stock to Ormat Industries Ltd. in a transaction complying with the requirements of Regulation S of the Securities Act at $45.90 per share. We initially intended to use the proceeds from this unregistered sale of shares to repay certain debt owed to Ormat Industries Ltd. in the amount of $50.7 million. On October 25, 2007, the Company and Ormat Industries Ltd. entered into an amendment to the Subscription Agreement (the ‘‘Amendment’’) pursuant to which the number of shares of common stock sold in the transaction was reduced from 1,105,044 shares, as initially provided in the Subscription Agreement, to 381,254, in order to ensure compliance with the rules of the NYSE. All other terms and condition of the transaction, including the price per share paid by Ormat Industries Ltd., remained as provided in the Subscription Agreement. The closing of the Company’s unregistered sale of 381,254 shares of the Company’s Common Stock to Ormat Industries Ltd. took place on October 26, 2007. The proceeds from the prior unregistered sale were approximately $17.5 million. As a result, we also had to apply $33.2 million of proceeds from the recent public offering, which also took place on October 26, 2007, to fully repay the debt owed to Ormat Industries Ltd., as described below.

The Current Share Issuance

Under Delaware law, the Board of Directors has the authority to issue shares of Common Stock of the Company in such amounts and for such consideration as the Board of Directors may deem appropriate. The Company’s Board of Directors has now approved the issuance of 693,750 shares of Common Stock to Ormat Industries Ltd., as well as the execution by the Company of a new subscription agreement on substantially the same terms as the prior Subscription Agreement (other than the price per share and number of shares). Ormat Industries Ltd. will pay $48.02 per share of Common Stock purchased pursuant to the new subscription agreement. This represents the last reported NYSE sale price of our Common Stock ($50.55 per share) on December 3, 2007 minus a 5% discount. Consistent with the Company’s policies concerning transactions with related persons, our Board has evaluated the transaction in light of all the facts and circumstances and has determined that the Share Issuance is in the best interest of the Company and its stockholders, and consistent with arms-length transactions of a similar nature according to prevailing market terms and conditions.

We believe that this unregistered sale complies with the requirements of Regulation S under the Securities Act. The Company intends to sell the shares of Common Stock to Ormat Industries Ltd. (which is not a U.S. Person within the meaning of Regulation S) in an offshore transaction, and no selling efforts will be made in the U.S. The shares of Common Stock issued in the unregistered sale will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Majority Stockholder has approved such actions by written consent. Following the consent of the Majority Stockholder and in compliance with the Exchange Act requirements and the requirement of the NYSE Listed Company Manual, this Information Statement has been prepared for distribution to all stockholders of the Company. The actual issuance of the Common Stock for the Share Issuance, will not be effected until at least twenty (20) calendar days after the date of distribution of this Information Statement have elapsed.

Use of Proceeds; Purpose of Transaction

The proceeds from the Share Issuance will be approximately $33.3 million. They will be used for general corporate purposes and those of our consolidated subsidiaries, which may include construction of geothermal and recovered energy generation power plants and other investments, and financing of possible acquisitions.

On December 3, 2007, the Company repaid the entire outstanding amount of the loan made by Ormat Industries Ltd. using the proceeds received from the prior unregistered sale of shares and a portion of the proceeds from the recent public offering, as described above. The funds that we will receive from

Ormat Industries Ltd. will be used by the Company to replenish funds received from our recent public offering that would otherwise have been used for general corporate purposes and working capital but were used instead to repay the outstanding balance on the loan

NYSE Rules

Our Common Stock is listed and traded on the NYSE under the symbol ‘‘ORA.’’ The Share Issuance must be approved by the stockholders in accordance with Section 312.03 of the NYSE Listed Company Manual, which provides that shareholder approval is a prerequisite to issuing securities to a director, officer, or substantial security holder of the company (a ‘‘Related Party’’), if the number of shares of common stock to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. As of December 3, 2007, the Company had outstanding 41,519,759 shares of Common Stock. Thus, the issuance of 693,750 shares would exceed 1% of the currently outstanding number of shares of Common Stock. On December 3, 2007, the Majority Stockholder by written consent in lieu of a meeting voted 24,756,250 shares, representing 59.63% of the 41,519,759 shares of Common Stock outstanding as of the Record Date, in favor of the approval and ratification of the Share Issuance.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Ormat Industries Ltd. holds approximately 59.63% of our outstanding Common Stock prior to the Share Issuance contemplated by this Information Statement. After giving effect to the Share Issuance our parent company will own approximately 60.29% of our outstanding Common Stock, based on the number of shares of Common Stock outstanding on December 3, 2007. Ormat Industries Ltd. is an Israeli company organized under the laws of the State of Israel.

The principal shareholder of Ormat Industries Ltd. is Bronicki Investments, Ltd., which holds approximately 27.67% of the outstanding shares of common stock of Ormat Industries Ltd. as of December 3, 2007. Bronicki Investments Ltd. is a privately held Israeli company and is controlled by Lucien and Yehudit Bronicki, who, collectively with other members of their family, beneficially own approximately 27.67% of the ordinary shares of Ormat Industries Ltd. through their holdings in Bronicki Investment Ltd. as of December 3, 2007.

The directors and officers of the Company also serve as directors and officers of our parent, Ormat Industries Ltd. Specifically, (a) Lucien Bronicki, our Chairman, Director, and Chief Technology Officer, is the Chairman of our parent; (b) Yehudit Bronicki, our Chief Executive Officer and Director, is the General Manager (a Chief Executive Officer equivalent position) and Director of our parent; (c) Yoram Bronicki, our President, Chief Operating Officer and Director, is also a Director of our parent; (d) Joseph Tenne, our Chief Financial Officer, is the Chief Financial Officer of our parent; and (e) Etty Rosner, our Senior Vice President — Contract Administrator and Corporate Secretary, is the Corporate Secretary of our parent.

OUTSTANDING VOTING SECURITIES

As of the Record Date, our authorized share capital consisted of 200,000,000 shares of Common Stock, par value $0.001 per share, of which 41,519,759 shares were issued and outstanding. The CUSIP number of the Common Stock is 686688-10-2. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

This Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Share Issuance in accordance with the requirements of Delaware law and the Exchange Act, and the regulations promulgated thereunder, including particularly Regulation 14C.

EFFECTIVENESS OF ISSUANCE OF STOCK

This Information Statement is first being mailed to stockholders on or about December         , 2007. The actions described in this Information Statement will become effective twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

DESCRIPTION OF COMMON STOCK

The following summarizes certain material provisions of our Certificate of Incorporation, By-laws and applicable provisions of Delaware law that are important to holders of shares of our common stock. The following description is only a summary, and is subject to, and qualified in its entirety by reference to the terms and provisions of our Certificate of Incorporation and By-laws.

Authorized Capital

Our Certificate of Incorporation provides that our authorized capital stock will consist of an aggregate number of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which our board of directors has designated 500,000 shares as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. See ‘‘Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect-Rights Plan’’ below. As of December 3, 2007, 41,519,759 shares of our common stock were issued and outstanding, of which 24,756,250 were owned by our parent company, Ormat Industries Ltd.

Common Stock

Voting.    The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights.    Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights.    Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

As noted above, the rights, preferences and privileges of holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that our Certificate of Incorporation authorizes our board of directors, subject to limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series without further stockholder approval. The board will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.

Our Board has designated 500,000 shares of our preferred stock as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. Our Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. See ‘‘Rights Plan’’ below.

Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and By-laws

Certain provisions in our Certificate of Incorporation and By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Classified Board of Directors.    Our Certificate of Incorporation provides that the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock (except common stock), our directors are divided into three classes. Each class consists as nearly as possible of an equal number of directors. Currently, the terms of office for the three classes of directors expire, respectively, at our annual meetings in 2006, 2007 and 2008. The term of the successors of each class of directors expires three years from the year of election. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. To amend or repeal the provisions providing for our classified board of directors in our Certificate of Incorporation and By-laws, the affirmative vote of the holders of at least 75% of the then outstanding shares of capital stock entitled to vote is required.

Special Meetings.    Our Certificate of Incorporation and By-laws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, our board of directors, the holders of not less than a majority of all of the outstanding shares of the corporation entitled to vote at the meeting or, at any time that Ormat Industries (or a certain transferee of Ormat Industries) owns at least 20% of the then outstanding shares of our common stock, by Ormat Industries (or such transferee). Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our By-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

The foregoing proposed provisions of our Certificate of Incorporation and By-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Rights Plan

Pursuant to our rights agreement with American Stock Transfer & Trust Company, as rights agent, each holder of our common stock has the right (which we refer to, collectively, as the ‘‘rights’’) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for each share of common stock owned by each such holder for $80.00, subject to adjustment. Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below. The rights will generally become exercisable ten days following a public announcement that a person or group of affiliated or associated persons (which we refer to as an ‘‘acquiring person’’) has acquired beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock or ten business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an acquiring person, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the voting power of all of our outstanding capital stock. In the event that, at any time after a person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of rights will thereafter have the right to receive, upon the exercise thereof, at the then current exercise price of the rights, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the rights. In the event that any person becomes an acquiring person, proper provision shall be made so that each holder of rights, other than the rights beneficially owned by the acquiring person, which will thereafter be void, will have the right to receive upon exercise, instead of shares of Series A Junior Participating Preferred Stock, that number of shares of common stock having a market value of two times the exercise price of the rights. The rights have the right to vote once exercised, expire in 2014 and may be redeemed by us, at the discretion of our board of directors, in whole, but not in part, at a price of $0.001 per right at any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock, unless extended.

We cannot redeem shares of Series A Junior Participating Preferred Stock purchasable upon the exercise of the rights. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series

A Junior Participating Preferred Stock will have 100 votes, voting together with the holders of the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.

Our board of directors may adjust the purchase price of Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable, and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our Series A Junior Participating Preferred Stock. No adjustments to the purchase price of our Series A Junior Participating Preferred Stock of less than 1% will be made.

The purpose of the rights plan is to encourage potential acquirors to negotiate with our board of directors prior to attempting a takeover and to give the board leverage in negotiating on behalf of the stockholders the terms of any proposed takeover. The rights are intended to have anti-takeover effects. If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most circumstances. Accordingly, the existence of the rights plan may deter a potential acquiror from making a takeover proposal or tender offer for an outstanding common stock. The rights should not interfere with any merger or other business combination approved by our board of directors as we may redeem the rights as described below and since a transaction approved by our board of directors would not cause the rights to become exercisable.

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any ‘‘business combination’’ (as defined below) with any ‘‘interested stockholder’’ (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines ‘‘business combination’’ to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an ‘‘interested stockholder’’ as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of December 3, 2007 for:

each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

each of our officers and directors; and

all of our directors and executive officers as a group.

Percentage ownership is based on 41,519,759 shares of Common Stock outstanding as of December 3, 2007. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Ormat Technologies, Inc. Common Stock Beneficially Owned				Shares of Ormat Industries Ltd. Common Stock Beneficially Owned
	Number		Percent		Number		Percent
Principal Stockholder:
Ormat Industries Ltd.†	24,756,250	(1)	59.63%
Directors and Named Executive Officers
Yehudit Bronicki†	—		—		32,684,642	(2)	27.677%
Lucien Bronicki†	—		—		32,684,642	(2)	27.67%
Yoram Bronicki†	—		—		32,684,642	(2)	27.67%
Robert F. Clarke††	17,000			*	—		—
Dan Falk††	20,000			*	—		—
Roger W. Gale††	22,500			*	—		—
Jacob Worenklein††	27,500			*	—		—
Joseph Tenne†	35,000			*	—		—
Nadav Amir†	53,000			*	35,250	(3)	*
Zvi Reiss†	55,000			*	21,973	(4)	*
Directors and Named Executive Officers as a group	228,000			*	32,741,865		27.71%

†	c/o Ormat Industries Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel
††	c/o Ormat Technologies, Inc., 6225 Neil Road, Suite 300, Reno, Nevada 89511
*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	The Board of Directors of Ormat Industries Ltd. has voting power and investment power over approximately 59.63% of our outstanding Common Stock. The directors of Ormat Industries Ltd. include Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, who, collectively with other members of their family, beneficially owned approximately 27.67% of the ordinary shares of Ormat Industries Ltd. through their holdings in Bronicki Investment Ltd. as of December 3, 2007.
(2)	These shares are beneficially owned by Bronicki Investment Ltd. Lucien Bronicki and Yehudit Bronicki are directors of Bronicki Investment Ltd. and have voting control of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki also beneficially own 20% of Bronicki Investment Ltd. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki disclaim beneficial ownership of all such shares, except to the extent of his or her 20% ownership of Bronicki Investment Ltd.
(3)	Represents currently exercisable options granted to Mr. Amir to purchase 22,750 ordinary shares of Ormat Industries Ltd.; this excludes options to purchase 12,500 ordinary shares of Ormat Industries Ltd. which are not exercisable within 60 days of November 30, 2006.
(4)	Represents currently exercisable options granted to Mr. Reiss to purchase 9,473 ordinary shares of Ormat Industries Ltd.; this excludes options to purchase 12,500 ordinary shares of Ormat Industries Ltd. which are not exercisable within 60 days of November 30, 2006.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its executives, directors, or beneficial holders of more than 5% of our capital stock or their respective family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter, and in conformance with the Company’s (a) Code of Business Conduct and Ethics and (b) Financial Reporting Procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

The Company has adopted a formal written policy which requires the executive or director initiating a related party transaction to prepare (1) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (2) a preliminary draft agreement, which are then provided to the Company’s Disclosure Committee for review. The Disclosure Committee reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, the Board, and/or the stockholders. In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, the Board, and/or the stockholders. A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, the Board, and/or the stockholders determine in good faith. In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arms-length transactions of a similar nature according to prevailing market terms and conditions.

NO APPRAISAL OR DISSENTERS’ RIGHTS

The Stockholders are not entitled under the DGCL, the Company’s Certificate of Incorporation or its By-laws to dissent from any of the provisions adopted in connection with the approval of the Share Issuance, as provided in this Information Statement.

DISTRIBUTION OF THE INFORMATION STATEMENT

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instruction from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any stockholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

Ormat Technologies, Inc.
6225 Neil Road, Suite 300
Reno, Nevada    89511
Telephone: (775) 356-9029

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board of Directors or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Suite 300, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members. Stockholders and other interested parties who would like to communicate with the non-management directors or any individual non-management director may do so by sending a letter to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary of the Company at Ormat Technologies, Inc., 6225 Neil Road, Suite 300, Reno, Nevada 89511.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information, including annual and quarterly reports on Forms 10-K and 10-Q (the ‘‘1934 Act Filings’’), with the Securities and Exchange Commission (the ‘‘Commission’’). The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (‘‘EDGAR’’).

You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 12, 2007;

•	the Company’s Quarterly Reports on Form 10-Q filed on May 10, 2007, August 9, 2007, and November 7, 2007;

•	the Company’s reports of unscheduled material or corporate events on Form 8-K filed on January 25, January 29, February 27, February 28, May 3, May 9, June 13, August 8, September 24, September 28, October 19, 2007, October 24, 2007, October 31, 2007, and November 7, 2007.

Our Internet address is http://www.ormat.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Ormat Technologies, Inc., 6225 Neil Road Suite 800, Reno, Nevada 89511, (775) 356-9029, Attention: Connie Stechman. The website address in this Information Statement relating to Ormat is included for your information as an inactive textual reference only, and none of the content of our website is incorporated by reference into this Information Statement.

NO SOLICITATION OF PROXIES

This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

Executed at Reno, Nevada, on December         , 2007

By order of the Board of Directors,
/s/ YEHUDIT BRONICKI
Yehudit Bronicki Chief Executive Officer